Exhibit 99.1

                            Certification Pursuant to
        Section 1350 of chapter 63 of title 18 of the United States Code

         Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, in his capacity as an officer of I.C. Isaacs & Company, Inc. ("Isaacs"), that, to his knowledge, the quarterly report on Form 10-Q of I.C. Isaacs & Company, Inc. for the period ended March 31, 2003, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such amendment to said report fairly presents, in all material respects, the financial condition and results of operation of Isaacs.


Dated:  May 15, 2003


                                /s/ Daniel J. Gladstone
                                --------------------------------------
                                Daniel J. Gladstone, President and CEO


                                /s/ Robert Conologue
                                --------------------------------------
                                Robert Conologue, COO and CFO






                                       25